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                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Polydex Pharmaceuticals Limited of our report dated March 12, 1999, with respect to the consolidated financial statements of Polydex Pharmaceuticals Limited included in its 1999 Annual Report to Shareholders.



Toronto, Canada                                   Ernst & Young LLP
April 29, 1999                                    Chartered Accountants